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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of Brightpoint, Inc. on Form S-8 (File No. 333-03535) and Form S-3 (File No. 333-03569) of our report dated April 20, 1994, except for Note 12, as to which the date is April 3, 1995, of our audits of the combined financial statements of Allied Communications, Inc. and Affiliates as of December 31, 1993 and for the year then ended which report is incorporated by reference in this Form 8-K.

                                                   WEISS, FREEDMAN & STROUSS, PC

Philadelphia, Pennsylvania
June 10, 1996